Exhibit 4.8

No. of Shares

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND NO SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES IN WHOLE OR IN PART, OR OFFER THEREOF, MAY BE MADE IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM. BY HIS OR HER ACCEPTANCE OF THIS CERTIFICATE EACH PURCHASER REPRESENTS THAT HE OR SHE, OR ANY PERSON FOR WHOM THEY ARE ACTING, IS ACQUIRING THIS CERTIFICATE AND THE UNDERLYING SECURITIES FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT FOR RESALE OR DISTRIBUTION.

Void after                     ,         .

APHTON CORPORATION

WARRANT

Aphton Corporation, a Delaware corporation (hereinafter called the “Company”), hereby certifies that, in consideration of the payment of $                          to the Company,                                                                   (“Holder”) is entitled to purchase from the Company at any time prior to                         ,              (the “Expiration Date”)                      shares (the number and character of such shares being subject to adjustment as provided in Section 3 hereof) of the Common Stock of the Company, at $              per share or at such price as may be determined by adjustment pursuant to Section 3 hereof (hereinafter sometimes referred to as the “Purchase Price”).

1. Exercise of Warrant.

The Holder may, at any time after the date hereof but not later than the Expiration Date, exercise this Warrant in whole at any time, or in part (but for not less than 100 shares at any time) from time to time, for the purchase of the shares of Common Stock which the Holder is then entitled to purchase hereunder, at the Purchase Price. In order to exercise this Warrant in whole or in part, the Holder hereof shall deliver to the Company at its principal office upon each such exercise (a) a written notice of such holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (b) certified check(s) or bank cashier’s check(s) payable to the Company in an amount equal to the aggregate Purchase Price of the shares of Common Stock being purchased, and (c) this Warrant. Such notice may be in the form of the Notice of Exercise of Warrant (the “Exercise Notice”) set out at the end of this Warrant. Upon receipt of the Exercise Notice, the Company shall, as promptly as practicable and in any event within 60 days thereafter, cause to be executed and delivered to such Holder a certificate(s) representing the aggregate number of shares of Common Stock specified in the Exercise Notice. Such certificate(s) shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to receive dividends and to vote such shares and to consent and to receive notice as a shareholder, as of the date the Exercise Notice and the Purchase Price are received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate(s), deliver to the Holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 1.

All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay for such fraction of a share at the Market Value of such share on the date of such exercise of this Warrant.

2. Transfer Restriction, Division and Combination.

Neither this Warrant nor any of the shares issuable upon exercise hereof (“Warrant Shares”) may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with all applicable securities laws and the terms and conditions hereof. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the 1933 Act, shall bear the following legend:

THIS CERTIFICATE AND THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THIS CERTIFICATE NOR SUCH SECURITIES MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED THEREUNDER.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under an effective registration statement of the securities represented thereby) shall also bear such legend, unless counsel to the Company shall determine that the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 2 shall be binding upon all subsequent holders of certificates bearing the aforesaid legend and all subsequent holders of this Warrant, if any.

This Warrant may be divided or combined with other Warrants upon presentation hereof at the principal office of the Company, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder hereof or his agent or attorney and the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3. Anti-Dilution Provisions.

(a) If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then the Purchase Price per share of the shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then the Purchase Price per share of the shares of Common Stock purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of shares at the time purchasable pursuant to this Warrant shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof

(b) If, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be re-capitalized by reclassifying its outstanding Common Stock, or the Company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation’s property and assets to any other corporation or corporations, the Holder of this Warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant. The amount of any stock or securities, which the Holder of this Warrant becomes entitled to purchase under this Section 3(b) shall be proportionally adjusted thereafter in the same manner as provided by Section 3(a).

(c) When any adjustment is required to be made under this Section 3, the Company shall forthwith determine such adjustment and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the adjustment; and (ii) cause a copy of such statement to be mailed to the Holder within 60 days after the date when the circumstances giving rise to the adjustment occurred.

(d) In case:

(i)	the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect to the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the Company’s assets; or

(ii)	the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or to purchase any shares of stock of any class or to receive any rights; or

(iii)	of any classification, reclassification, or other reorganization of the Common Stock of the Company, consolidation or merger of the Company with or into another corporation, or conveyance of all or substantially all of the assets of the Company; or

(iv)	of the voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then the Company shall mail to the Holder of this Warrant, at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

(e) In case the Company at any time while this Warrant shall remain unexpired and unexercised, shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, the Holder of this Warrant may thereafter receive upon exercise hereof prior to expiration in lieu of each share of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company.

4. Reservation of Stock Issuable on Exercise of Warrants.

The Company will at all times reserve and keep available out of its authorized Common Stock, for issuance upon the exercise of this Warrant, such number of shares of Common Stock and other stock as from time to time shall be issuable upon the exercise of this Warrant.

5. Loss, Theft, Destruction, or Mutilation.

Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction, or mutilation of this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the exercise of its reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor dated the date hereof.

6. Warrant Holder Not a Shareholder.

The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a shareholder of the Company but shall be entitled to all such rights immediately upon exercise as provided in Section 1 of this Warrant.

7. Mailing of Notices.

All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class mail, postage prepaid, to the Holder at such address as may be furnished to the Company in writing by the Holder of this Warrant.

Dated:                                    ,             .

APHTON CORPORATION

By:
Philip Gevas, President

(NOT TO BE COMPLETED PRIOR TO EXERCISE OF WARRANT)

NOTICE OF EXERCISE OF WARRANT

To:

The undersigned hereby irrevocably elects to exercise the purchase right represented and evidenced by the within Warrant for, and to purchase thereunder                      shares of Common Stock of Aphton Corporation provided for therein, and hereby delivers herewith either: certified checks(s) or a bank cashier’s check(s) payable to Aphton Corporation in the aggregate amount of $                    , which represents the purchase price of such shares.

If said number of shares shall not be all the shares purchasable thereunder, please issue a new Warrant for the balance remaining of the shares purchasable under the within Warrant registered in the name of the undersigned holder of the within Warrant as indicated below, and deliver to the address set forth below.

Dated:                               ,                 .

Name of Holder:

Address:

Note:	The above signature must correspond with the names as written upon the faces of this Warrant in every particular, without alteration or enlargement or any change whatsoever.